UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 - 999 Canada Place
Vancouver, BC, Canada	V6C 3E1

(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2014, Ivanhoe Energy Inc. (the “Company”) filed an amendment to its Articles of Incorporation (the “Articles of Amendment”) with the Yukon Registrar of Companies in order to effect a seven-for-one share consolidation, or reverse stock split (the “Common Share Consolidation”). The Articles of Amendment became effective on August 15, 2014 (the “Effective Date”). A copy of the Articles of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07                Submission of Matters to a Vote of Security Holders.

The shareholders of the Company voted on the proposal listed below at a Special Meeting of Shareholders held on August 13, 2014. The final voting results for this proposal are set forth below.

Proposal 1 - Common Share Consolidation

The Company’s shareholders voted to authorize the Board of Directors to use its discretionary authority to effect a share consolidation, of not less than five-for-one and not more than seven-for-one common share, no par value, of the Company (each, a “Common Share”) and to file the Articles of Amendment giving effect to such common share consolidation at the selected ratio. The Common Share Consolidation was approved as follows:

Votes for: 47,561,058

Votes against: 10,673,839

Item 8.01                Other Events.

Prior to and conditional on the shareholder vote in connection with the Common Share Consolidation, on August 13, 2014, the Board of Directors approved the implementation of a share consolidation at a ratio of seven-for-one. As of the Effective Date of the Common Share Consolidation, every seven “old” Common Shares were converted into one “new” Common Share. Following the Common Share Consolidation, the “new” Common Shares begun trading on the Toronto Stock Exchange with the symbol “IE” and on the Nasdaq Capital Market with the symbol “IVAN” on a split adjusted basis at the opening of trading on August 18, 2014.

As a result of the Common Share Consolidation, holders of certificates representing “old” Common Shares prior to the Effective Date have the right to receive, upon surrender of those certificates, “new” Common Shares at the ratio of one “new” Common Share for every seven “old” Common Shares. No fractional shares will be issued in connection with the Common Share Consolidation. Instead, holders of “old” Common Shares who otherwise would have received fractional shares will receive the number of “new” Common Shares rounded to the nearest whole number of “new” Common Shares.

Existing shareholders holding Common Share certificates will receive a Letter of Transmittal from the Company’s transfer agent with specific instructions regarding the exchange of shares. Proportionate adjustments will be made to the Company’s outstanding convertible debentures, stock options and restricted share units.

On August 14, 2014, the Company issued a press release with respect to the Common Share Consolidation described above. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation
99.1	Ivanhoe Energy Inc. press release dated August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 19, 2014	IVANHOE ENERGY INC.

/s/ Mary A. Vincelli
Name: Mary A. Vincelli
Title: Corporate Secretary